                                                                    Exhibit 21.1
                        Subsidiaries of the Registrant

   Jurisdiction of Incorporation         Corporate Name
   -----------------------------         --------------

   Australia                             Portal Software International Pty Limited

   Barbados                              Portal Software Foreign Sales Corporation

   Brazil                                Portal Software Brasil Ltda

   California                            Portal International Holdings, Inc.

   Canada                                Portal Software Canada Inc.

   Cayman Islands                        Portal Software Cayman Islands, Inc.

   China                                 Portal Software (Asia Pacific) Limited, Bejing Representative Office

   England and Wales                     Portal Software (Europe) Limited

   France                                Portal Software France

   Germany                               Portal Software (Germany) GmbH

   Germany                               Portal Solutions GmbH

   Germany                               Portal Software (Hamburg) GmbH

   Germany                               42 Consulting-Group GmbH

   Germany                               Solution 42 International GmbH

   Hong Kong                             Portal Software (Asia Pacific) Limited

   Italy                                 Portal Software Italia, S.r.l.

   Japan                                 Portal Software Japan K.K.

   The Netherlands                       Portal Software B.V.

   Singapore                             Portal Software (Asia Pacific) Limited

   South Korea                           Portal Software Korea Limited Company

   Spain                                 Portal Software Informatica S.L.

   Spain                                 Solution 42 Iberica S.L.

   Switzerland                           Portal Software International Sarl

   Taiwan                                Portal Software Taiwan Limited